                                                                    Exhibit 99.6


                            EXCHANGE AGENT AGREEMENT

         THIS EXCHANGE AGENT AGREEMENT (this "Agreement") is made and entered into as of _____________ __, 2003, by and among Toll Brothers Finance Corp., a Delaware corporation ("Issuer"), Toll Brothers, Inc., a Delaware corporation ("Guarantor"), and Bank One Trust Company, N.A., a national banking association, as exchange agent ("Exchange Agent").

                                    RECITALS

         Issuer proposes to make an offer to exchange, upon the terms and subject to the conditions set forth in its Prospectus dated _____ __, 2003 (the "Offering Document") and the accompanying letter of transmittal (the "Letter of Transmittal"), forms of which are attached hereto as Exhibit A and Exhibit B (and which, taken together, constitute the "Exchange Offer"), the Issuer's outstanding 5.95% Senior Notes due 2013 (CUSIP No. 88947E AB 6) (the "Old Notes") for up to US $250,000,000 of Issuer's 5.95% Senior Notes due 2013 (the "Exchange Notes" and, together with the Old Notes, the "Notes").

         The Exchange Offer will commence as soon as practicable after the Issuer's Registration Statement on Form S-4 relating to the Exchange Offer is declared effective under the Securities Act of 1933, as certified in writing to Exchange Agent by the Issuer (the "Commencement Date") and shall terminate at 5:00 p.m., New York City time, on _________, 2003 (the "Expiration Date"). Subject to the terms and conditions set forth in the Prospectus, the Issuer expressly reserves the right to extend the Exchange Offer from time to time and may extend the Exchange Offer by giving oral, promptly confirmed in writing, or written notice before 9:00 a.m., New York City time, on the business day following the previously scheduled Expiration Date, in which case, the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

         1. Appointment and Duties as Exchange Agent
            ----------------------------------------

            Issuer hereby authorizes Bank One Trust Company, N.A., to act as Exchange Agent in connection with the Exchange Offer, and Bank One Trust Company, N.A., hereby agrees to act as Exchange Agent and to perform the services outlined herein in connection with the Exchange Offer on the terms and conditions contained herein.

         2. Mailing
            -------

         A. As soon as practicable after its receipt of certification from the Issuer as to the Commencement Date, Exchange Agent will mail to each registered holder of Old Notes, and to other persons as directed in writing by Issuer (each a "Holder" and collectively, the "Holders") (i) a Letter of Transmittal with instructions (including instructions for completing a substitute Form W-9), (ii) the Offering Document and (iii) a Notice of Guaranteed Delivery substantially in the form attached hereto as Exhibit C (the "Notice of Guaranteed Delivery"), all in accordance with the procedures described in the Offering Document.

         B. Issuer shall supply Exchange Agent with sufficient copies of the materials described in Paragraph 2.A above to enable Exchange Agent to perform its duties hereunder.

         3. ATOP Registration
            -----------------

            As soon as practicable, Exchange Agent shall establish an account with DTC in its name to facilitate book-entry tenders of Old Notes through DTC's Automated Tender Offer Program ("ATOP") for the Exchange Offer.

         4. Receipt of Letters of Transmittal and Related Items
            ---------------------------------------------------

            From and after the Commencement, Exchange Agent is hereby authorized and directed to accept (i) Letters of Transmittal, duly executed in accordance with the instructions thereto (or a manually signed facsimile thereof), and any requisite collateral documents from owners of beneficial interests in the Old Notes ("Beneficial Owners") and (ii) surrendered Old Notes to which such Letters of Transmittal relate. Exchange Agent is authorized to request from Beneficial Owners tendering Old Notes such additional documents as Exchange Agent or Issuer deems appropriate. Exchange Agent is hereby authorized and directed to process withdrawals of tenders to the extent withdrawal thereof is permitted by the Exchange Offer.

         5. Defective or Deficient Old Notes and Instruments
            ------------------------------------------------

         A. As soon as practicable after receipt, Exchange Agent will examine instructions transmitted by DTC ("DTC Transmissions"), Old Notes, Letters of Transmittal and other documents received by Exchange Agent in connection with tenders of Old Notes to ascertain whether (i) the Letters of Transmittal are completed and executed in accordance with the instructions set forth therein (or that the DTC Transmissions contain the proper information required to be set forth therein), (ii) the Old Notes have otherwise been properly tendered in accordance with the Offering Document and the Letters of Transmittal (or that book-entry confirmations are in due and proper form and contain the information required to be set forth therein) and (iii) if applicable, the other documents are properly completed and executed. Alternative, conditional or contingent tenders will not be considered valid, unless otherwise agreed with the Issuer.

         B. If any Letter of Transmittal or other document has been improperly completed or executed (or any DTC Transmissions are not in due and proper form or omit required information) or the Old Notes accompanying such Letter of Transmittal are not in proper form for transfer or have been improperly tendered (or the book-entry confirmations are not in due and proper form or omit required information) or if some other irregularity in connection with any tender of any Old Notes exists, Exchange Agent shall promptly report such information to the tendering party. If such condition is not promptly remedied, Exchange Agent shall report such condition to Issuer and await Issuer's direction. All questions as to the validity, form, eligibility (including timeliness of receipt), acceptance and withdrawal of any Old Notes tendered or delivered shall be determined by Issuer, in its sole discretion. Notwithstanding the above, Exchange Agent shall not incur any liability for failure to give such notification unless such failure constitutes negligence, bad faith or willful misconduct.

         C. Issuer reserves the absolute right (i) to reject any or all tenders of any particular Old Notes determined by Issuer not to be properly tendered or the acceptance or exchange of which may, in the opinion of Issuer or the Issuer's counsel, be unlawful and (ii) to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any particular Old Notes, and Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions set forth therein) will be final and binding.

         6. Requirements of Tenders
            -----------------------

         A. Tenders of Old Notes shall be made only as set forth in the Letter of Transmittal, and shall be considered properly tendered only when tendered in accordance therewith. Notwithstanding the provisions of this paragraph, any Old Notes that the Chairman, President, Chief Financial Officer, General Counsel or Chief Accounting Officer of Guarantor, authorized representatives of Issuer, shall approve as having been properly tendered shall be considered to be properly tendered.

         B. Exchange Agent shall (i) ensure that each Letter of Transmittal and the related Old Notes or a bond power are duly executed (with signatures guaranteed where required) by the appropriate parties in accordance with the terms of the Exchange Offer; (ii) in those instances where the person executing the Letter of Transmittal (as indicated on the Letter of Transmittal) is acting in a fiduciary or a representative capacity, ensure that proper evidence of his or her authority so to act is submitted; and (iii) in those instances where the Old Notes are tendered by persons other than the Holder of such Old Notes, ensure that customary transfer requirements, including any applicable transfer taxes, and the requirements imposed by the transfer restrictions on the Old Notes (including any applicable requirements for certifications, legal opinions or other information) are fulfilled.

         7. Exchange of the Old Notes
            -------------------------

         A. Promptly after the Expiration Date and authentication of the Exchange Notes by the trustee under the indenture governing the Exchange Notes, Issuer will deliver the Exchange Notes to Exchange Agent. Upon surrender of the Old Notes properly tendered and acceptance thereof by Issuer in accordance with the Exchange Offer, Exchange Agent is hereby directed to deliver or cause to be delivered Exchange Notes to the Holder of such surrendered and accepted Old Notes. The principal amount of the Exchange Notes to be delivered to a Holder shall equal the principal amount of the Old Notes surrendered by such Holder and accepted.

         B. The Exchange Notes issued in exchange for certificated Old Notes shall be mailed by Exchange Agent, in accordance with the instructions contained in the Letter of Transmittal, by first class or registered mail, and under coverage of Exchange Agent's blanket surety bond for first class or registered mail losses protecting Issuer from loss or liability arising out of the non-receipt or non-delivery of such Exchange Notes or the replacement thereof. The Exchange Notes issued in exchange for Old Notes in global book-entry form shall be delivered in book-entry form through the facilities of DTC.

         C. Notwithstanding any other provision of this Agreement, issuance of the Exchange Notes for accepted Old Notes pursuant to the Exchange Offer shall be made only after deposit with Exchange Agent of the Old Notes, the related Letter of Transmittal and any other required documents.

            8. Exchange Notes Held in Trust
            ----------------------------

            The Exchange Notes and any cash or other property (the "Property") deposited with or received by Exchange Agent (in such capacity) from Issuer shall be held in a segregated account, solely for the benefit of Issuer and Holders tendering Old Notes, as their interests may appear, and the Property shall not be commingled with securities, money, assets or property of Exchange Agent or any other party.

         9. Reports to Issuer
            -----------------

            Exchange Agent shall regularly notify, by facsimile or electronic communication, Issuer as to the principal amount of the Old Notes which have been duly tendered since the previous report and the aggregate amount tendered since the Commencement Date daily until the Expiration Date; provided, however, that if, during any particular day, no additional Old Notes have been tendered, no additional items have been received by Exchange Agent and such totals have not changed since the Exchange Agent last provided such information as required above, the Exchange Agent need not provide the information referred to above in this Section 9 for such day. Such notice shall be delivered in substantially the form set forth as Exhibit D.

         10. Record Keeping
             --------------

             Each Letter of Transmittal, Old Note and any other documents received by Exchange Agent in connection with the Exchange Offer shall be stamped by Exchange Agent to show the date of receipt (or if Old Notes are tendered by book-entry delivery, such form of record keeping of receipt as is customary for tenders through ATOP) and, if defective, the date and time the last defect was cured or waived by Issuer. Exchange Agent shall cancel any certificated Old Notes tendered in the Exchange Offer only following (i) their acceptance and (ii) the issuance of the Exchange Notes in exchange for those Old Notes. Exchange Agent shall retain all Old Notes and Letters of Transmittal and other related documents or correspondence received by Exchange Agent until the Expiration Date. Exchange Agent shall return all such material to Issuer as soon as practicable after the Expiration Date. If Exchange Agent receives any Letters of Transmittal after the Expiration Date, Exchange Agent shall return the same together with all enclosures to the party from whom such documents were received.

         11. Discrepancies or Questions
             --------------------------

             Any discrepancies or questions regarding any Letter of Transmittal, Old Note, notice of withdrawal or any other documents received by Exchange Agent in connection with the Exchange Offer shall be referred to Issuer, and Exchange Agent shall have no further duty with respect to such matter; provided that Exchange Agent shall cooperate with Issuer in attempting to resolve such discrepancies or questions.

         12. Transfer of Registration
             ------------------------

             Exchange Notes may be registered in a name other than that of the Holder of a surrendered Old Note, if and only if (i) the Old Note is (a) endorsed or accompanied by written instrument of transfer; (b) duly executed by the Holder; and (c) the signature on the endorsement or instrument of transfer is guaranteed by an Eligible Institution, as defined in the Letter of Transmittal, (ii) the person requesting such transfer of registration shall pay (or shall be billed directly for such transfer taxes) to Exchange Agent any transfer or other taxes required, or shall establish to Exchange Agent's satisfaction that such tax is not owed or has been paid and (iii) such other documents and instruments as Issuer or Exchange Agent require shall be received by Exchange Agent.

         13. Partial Tenders
             ---------------

             If, pursuant to the Exchange Offer, less than all of the principal amount of any Old Note submitted to Exchange Agent is tendered, Exchange Agent shall, promptly after the Expiration Date, return, or cause the registrar with respect to each such Old Note to return, a new Old Note for the principal amount not being tendered to, or in accordance with the instruction of, the Holder who has made a partial tender, provided that tenders of Old Notes shall be accepted only in integral multiples of US$1,000.

         14. Withdrawals
             -----------

             A tendering Holder may withdraw tendered Old Notes as set forth in the Offering Document, in which event Exchange Agent shall, after proper notification of such withdrawal, return such Old Notes to, or in accordance with the instructions of, such Beneficial Owner and such Old Notes shall no longer be considered properly tendered. Any withdrawn Old Notes may be tendered again by following the procedures therefor described in the Offering Document at any time on or prior to the Expiration Date.

         15. Rejection of Tenders
             --------------------

             If, pursuant to the Exchange Offer, Issuer does not accept for exchange all of the Old Notes tendered by a Holder of Old Notes, Exchange Agent shall return or cause to be returned such Old Notes to, such Holder of Old Notes.

         16. Cancellation of Exchanged Old Notes
             -----------------------------------

             Exchange Agent is authorized and directed to cancel all Old Notes received by it upon delivering the Exchange Notes to tendering Holders of the Old Notes as provided herein. Exchange Agent shall maintain a record as to which Old Notes have been exchanged pursuant to Section 7 hereof.

         17. Requests for Information
             ------------------------

             Exchange Agent shall accept and comply with telephone, e-mail and mail requests for information from any Holder concerning the proper procedure to tender Old Notes. Exchange Agent shall provide copies of the Offering Document and Letter of Transmittal to any party upon request. All other requests for information shall be referred to Joseph R. Sicree, Chief Accounting Officer. Exchange Agent shall not offer any concessions or pay any commissions or solicitation fees to any brokers, dealers, banks or other persons or engage any persons to solicit tenders.

            18. Tax Matters
                -----------

             Exchange Agent shall file with the Internal Revenue Service and send to Holders Form 1099 reports regarding principal and interest payments on Old Notes which Exchange Agent has made in connection with the Exchange Offer, if any. Any questions with respect to any tax matters relating to the Exchange Offer shall be referred to Issuer, and Exchange Agent shall have no duty with respect to any such matter; provided that Exchange Agent shall cooperate with Issuer in attempting to resolve such questions.

         19. Reports
             -------

             Within five (5) days after the Expiration Date, Exchange Agent shall furnish Issuer a final report showing the disposition of the Exchange Notes.

         20. Fees and Expenses
             -----------------

             Issuer will pay Exchange Agent its reasonable fees and expenses, including reasonable counsel fees and disbursements, as set forth in Exhibit E.

         21. Concerning Exchange Agent
             -------------------------

             As exchange agent hereunder, Exchange Agent:

         A. shall have no duties or obligations other than those specifically set forth in this Agreement or as may be subsequently agreed upon in writing by the Issuer and the Exchange Agent;

         B. will make no representation and will have no responsibility as to the validity, value or genuineness of the Exchange Offer, shall not make any recommendation as to whether a Beneficial Owner of Old Notes should or should not tender its Old Notes and shall not solicit any Beneficial Owner for the purpose of causing such Beneficial Owner to tender its Old Notes;

         C. shall not be obligated to take any action hereunder which may, in Exchange Agent's sole judgment, involve any expense or liability to Exchange Agent unless it shall have been furnished with indemnity against such expense or liability which, in Exchange Agent's reasonable judgment, is adequate;

         D. may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, instruction, letter, telegram or other document, or any security, delivered to Exchange Agent and reasonably believed by Exchange Agent to be genuine and to have been signed by the proper party or parties;

         E. may reasonably rely on and shall be protected in acting upon the written instructions of Issuer (or its authorized representatives) or its counsel;

         F. shall not be liable for any claim, loss, liability or expense, incurred without Exchange Agent's negligence, bad faith or willful misconduct, arising out of or in connection with the administration of Exchange Agent's duties hereunder; and

         G. may consult with counsel reasonably acceptable to Issuer and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action reasonably taken, suffered or omitted by Exchange Agent hereunder in accordance with the advice of such counsel or any opinion of counsel.

         22. Indemnification
             ---------------

         A. Issuer and Guarantor, jointly and severally, covenant and agree to indemnify and hold harmless Exchange Agent, its directors, officers, employees and agents (the "Indemnified Persons") against any and all losses, damages, costs or expenses (including reasonable attorneys' fees and court costs), arising out of or attributable to its performance as Exchange Agent hereunder, provided that such indemnification shall not apply to losses, damages, costs or expenses incurred due to negligence, bad faith or willful misconduct of Exchange Agent, or Exchange Agent's breach of this Agreement. Exchange Agent shall notify Issuer and Guarantor in writing of any asserted claim against Exchange Agent or of any other action commenced against Exchange Agent, reasonably promptly after Exchange Agent shall have received any notice of such claim or shall have been served with a summons in connection therewith. The Issuer and the Guarantor shall be entitled to participate at their own expense in the defense of any such claim or other action and, if the Issuer and Guarantor so elect, the Issuer and the Guarantor shall assume the defense of any suit brought to enforce any such claim. In the event that the Issuer and the Guarantor shall assume the defense of any such suit, the Issuer and the Guarantor shall not be liable for the fees and expenses of any additional counsel thereafter retained by the Exchange Agent, so long as the Issuer and the Guarantor shall retain counsel reasonably satisfactory to Exchange Agent to defend such suit, and so long as the Exchange Agent has not determined, in its reasonable judgment, that a conflict of interest exists between the Exchange Agent and the Issuer and the Guarantor.

         B. Exchange Agent agrees that, without the prior written consent of Issuer and Guarantor, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought in accordance with the indemnification provision of this Agreement (whether or not any Indemnified Persons is an actual or potential party to such claim, action or proceeding).

         23. Applicable Law
             --------------

             This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles and the parties consent to the jurisdiction of the courts of the State of New York in the Borough of Manhattan any action brought to enforce any rights under this Agreement.

         24. Notices
             -------

             Notices or other communications pursuant to this Agreement shall be delivered by facsimile transmission, reliable overnight courier or by first-class mail, postage prepaid, addressed as follows:


To Issuer at:

                           Toll Brothers Finance Corp.
                           3103 Philmont Avenue
                           Huntingdon Valley, Pennsylvania 19006-4298
                           Attention:  Chief Accounting Officer
                           Facsimile: (215) 938-8422

Or to Exchange Agent at:

                          Bank One Trust Company, N.A.
                          1111 Polaris Parkway, Suite N1-OH1-0184
                          Columbus, Ohio 43240
                          Attention: Exchanges
                          Facsimile: (614) 248-9987

Or to such address as any party shall provide by notice to the other parties.

         25. Change of Exchange Agent
             ------------------------

             Exchange Agent may resign from its duties under this Agreement by giving to Issuer and Guarantor thirty (30) days prior written notice. If Exchange Agent resigns or becomes incapable of acting as Exchange Agent and Issuer fails to appoint a new exchange agent within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by Exchange Agent, Issuer shall appoint a successor exchange agent or assume all of the duties and responsibilities of Exchange Agent. Any successor exchange agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Exchange Agent without any further act or deed; but Exchange Agent shall deliver and transfer to the successor exchange agent any Property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose.

         26. Miscellaneous
             -------------

             No party may transfer or assign its rights or responsibilities under this Agreement without the written consent of the other party hereto; provided, however, that Exchange Agent may transfer and assign its rights and responsibilities hereunder to any of its affiliates reasonably acceptable to Issuer and Guarantor and otherwise eligible to act as Exchange Agent and, upon reasonable prior notice to Exchange Agent, Issuer and Guarantor may transfer and assign its rights and responsibilities hereunder to any successor by merger or consolidation, any purchaser of all or substantially all of the common stock of Issuer or Guarantor (as applicable), or any purchaser of all or substantially all of Issuer's or Guarantor's assets (as applicable). This Agreement may be amended only in writing signed by each of the parties hereto. Any Exchange Notes which remain undistributed after the Expiration Date shall be cancelled and delivered to Issuer upon demand, and any Old Notes which are tendered thereafter shall be promptly returned by Exchange Agent to the tendering party. Except for Sections 20 and 22, this Agreement shall terminate on the 31st day after the Expiration Date.

         27. Parties in Interest
             -------------------

             This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefits or remedy of any nature whatsoever under or by reason of this Agreement. Without limitation to the foregoing, the parties hereto expressly agree that no Holder or Beneficial Owner shall have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         28. Entire Agreement; Headings
             --------------------------

             This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         29. Counterparts
             ------------

             This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, Issuer, Guarantor, and Exchange Agent have caused this Agreement to be signed by their respective officers thereunto authorized as of the date first written above.

                                              TOLL BROTHERS FINANCE CORP.



                                              By:
                                                 -----------------------------
                                              Name:
                                              Title:

                                              TOLL BROTHERS, INC.



                                              By:
                                                 ------------------------------
                                              Name:
                                              Title:

                                              BANK ONE TRUST COMPANY, N.A., as
                                              Exchange Agent


                                              By:
                                                 -----------------------------
                                              Name:
                                              Title:

                                    Exhibit E

                                Schedule of Fees

Per letter of transmittal mailed or processed: US$150.00

Minimum fee: US$5,000.00

Extraordinary services and special requests: by appraisal

Reasonable out of pocket expenses incurred will be billed for reimbursement at invoiced cost

The minimum fee of $5,000.00 shall be due and payable upon execution of the Exchange Agent Agreement. The remaining balance shall be due and payable upon receipt of Exchange Agent's invoice therefor.